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     Page 3
                                             FMC Corporation
                                             Quarterly Report
                                             on Form 10-Q for
                                             March 31, 1998



Exhibit 12  Computation of Ratios of Earnings to Fixed Charges
            --------------------------------------------------
            (In millions, except ratio data)
            --------------------------------

                                                 Three Months Ended
                                                     March 31,
                                           ------------------------------
                                                1998            1997
                                           --------------  --------------
Earnings:

 Income from continuing operations
  before income taxes and cumulative
  effect of change in accounting
  principle                                     $36.2           $27.8
 Minority interests                               0.9             2.4
 Undistributed earnings of
  affiliates                                     (2.8)           (1.6)
 Interest expense and amortization
  of debt discount, fees and expenses            26.7            31.9
 Amortization of capitalized interest             1.5             1.8
 Interest included in rental expense              3.6             4.2
                                                -----           -----
Total earnings                                  $66.1           $66.5
                                                =====           =====

Fixed charges:

 Interest expense and amortization
  of debt discount, fees and expenses           $26.7           $31.9
 Interest capitalized as part of
  fixed assets                                    1.5             0.6
 Interest included in rental expense              3.6             4.2
                                                -----           -----
Total fixed charges                             $31.8           $36.7
                                                =====           =====


Ratio of earnings to fixed charges                2.1x            1.8x
                                                =====           =====